Exhibit 99                                             Magna Entertainment Corp.
MEC
---
                                                       337 Magna Drive
                                                       Aurora, Ontario
                                                       Canada  L4G 7K1
                                                       Tel (905) 726-2462
                                                       Fax (905) 726-7172



                                 PRESS RELEASE
                           MAGNA ENTERTAINMENT CORP.
                   ANNOUNCES RESULTS FOR THE SECOND QUARTER
                      AND SIX MONTHS ENDED JUNE 30, 2001

August 1, 2001, Aurora, Ontario, Canada......Magna Entertainment Corp. ("MEC")
(NASDAQ: MIEC; TSE: MIE.A, MEH) today reported its financial results for the second quarter and six months ended June 30, 2001.

--------------------------------------------------------------------------------------------------------------
                                                             Six Months Ended            Three Months Ended
                                                                 June 30,                     June 30,
                                                            2001          2000           2001           2000
                                                          --------      --------       --------       --------
Revenue (1)                                               $357,718      $288,812       $113,192       $102,344

Earnings Before Interest, Taxes,
Depreciation and Amortization (EBITDA)                    $ 55,641      $ 35,566       $ 11,019       $  9,132

Net Income                                                $ 24,705      $ 14,732       $  2,237       $  2,752

Diluted earnings per share                                $   0.30      $   0.18       $   0.03       $   0.03


     (1)  Effective October 1, 2000, the Company changed its method of accounting for revenue recognition.
          The change in accounting presentation has been retroactively applied.

          All amounts are reported in thousands of U.S. dollars, except per share figures.
--------------------------------------------------------------------------------------------------------------

Jim McAlpine, President and Chief Executive Officer of MEC, said that "we are pleased with our improved operating and financial performance for the six months ended June 30, 2001. The improvement reflects the continued consolidation of strategic racetracks and the sale of non-core real estate, offset somewhat by fewer live racing days at some of our California tracks and a weaker U.S. economy. For the balance of 2001 and beyond, we will continue to focus our attention on improving the performance of our existing race tracks. At the same time, we will continue to pursue strategic acquisitions. These activities will give us a strong content position from which we can expand our interactive electronic wagering initiatives utilizing telephones, the Internet and interactive television".

The financial results for the second quarter of 2001 reflect the full quarter's operations for all of the Company's racetracks and related operations including the businesses acquired from Ladbroke commencing April 5, 2001. The comparative results for the second quarter of 2000 do not reflect the operations of Bay Meadows or Ladbroke, which were acquired in November 2000 and April 2001, respectively.

The Company's horse racetrack business is seasonal in nature. Generally, the Company's horse racetrack revenues are greater in the first quarter of the calendar year because three of the Company's largest racetracks, Santa Anita, Gulfstream and Golden Gate Fields, run live meets principally during the first quarter of the year. This seasonality can be expected to cause significant quarterly fluctuations in revenue, earnings and diluted earnings per share. This will change as the full impact of our acquisition and interactive wagering initiatives are realized. Accordingly, the seasonal fluctuations are expected to decrease as our operations mature.

Revenue for the first six months and second quarter of 2001 increased 24% to $357.7 million and 11% to $113.2 million, respectively. The higher revenues in the second quarter of 2001 reflect primarily the consolidation of Ladbroke Pennsylvania, partially offset by a decline in revenues at Santa Anita as a result of five fewer live racing days in the second quarter of 2001 compared to the 2000 period.

EBITDA increased 56% and 21% to $55.6 million and $11.0 million for the first six months and second quarter of 2001, respectively. EBITDA, excluding gains on the sale of real estate, for the six months ended June 30, 2001 was $38.6 million compared to $33.2 million in the first six months of fiscal 2000 and for the three months ended June 30, 2001 was $6.0 million compared to $6.8 million in the second quarter of 2000.

The sale of non-core real estate holdings in the second quarter of 2001 aggregated $10.0 million resulting in EBITDA of $5.0 million compared to sales in the second quarter of 2000 of $8.3 million and EBITDA of $2.4 million. The Company expects further sales of non-core real estate throughout the second half of 2001.

Net income increased 68% to $24.7 million for the first six months of 2001 compared to 2000 and decreased $0.5 million to $2.2 million in the second quarter of 2001 compared to the second quarter of 2000.

Diluted earnings per share were $0.30 for the first six months and $0.03 for the second quarter of 2001 representing increases of 67% and no change over the prior year periods, respectively.

During the second quarter of 2001, cash generated from operations before changes in non-cash working capital was $0.4 million. Total cash used for investment activities during the quarter was $6.8 million, including $21.0 million for the Ladbroke Pennsylvania acquisition and $12.2 million for real estate property and fixed asset additions, partially offset by $26.4 million of cash proceeds from the sale of non-core real estate and other assets.

During the second half of 2001, the Company will continue to focus on earnings growth through the implementation, throughout its operations, of best practices and common systems, utilization of its corporate purchasing power to reduce costs, improved production and distribution of its simulcast program, and the sale of non-core real estate holdings. These activities have already begun to take effect and will pick up momentum as we move through 2001 and 2002.

MEC also announced that its Board of Directors has approved the acquisition of Multnomah Greyhound Park and that the Company has recently been granted a racing license to operate Portland Meadows thoroughbred racetrack.

MEC, one of the largest operators of premier horse racetracks in the United States, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including OTB's, and owns and operates a national account wagering system called "Call-A-Bet."

The Company will hold a conference call to discuss its second quarter results on Thursday August 2, 2001 at 11:00 a.m. New York time. The number to use for this call is 1-888-433-1680. Please call 10 minutes prior to the conference call. The overseas number to call is 1-416-641-6702. The conference call will be chaired by Jim McAlpine, President and Chief Executive Officer.

This press release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Act provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this press release are made pursuant to the Act. The reader is cautioned that these statements represent our judgment concerning the future and are subject to risks and uncertainties that could cause our actual operating results and financial condition to differ materially. Forward-looking statements are typically identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to: the impact of competition from operators of other racetracks and from other forms of gaming (including Internet and on-line wagering); a substantial change in law or regulations affecting our gaming activities; a substantial change in allocation of live racing days; our continued ability to effectively compete for the country's top horses and trainers necessary to field high-quality horse racing; our continued ability to complete expansion projects designed to generate new revenues and attract new patrons; our ability to sell some of our real estate when we need to or at a price we want; the impact of inclement weather; and our ability to integrate recent racetrack acquisitions.

For more information contact:

Graham Orr
Executive Vice President
& Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON L4G 7K1
Tel: 905-726-7099

MAGNA ENTERTAINMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
--------------------------------------------------------------------------------------------------------
[Unaudited]
[U.S. dollars in thousands,
except per share figures]
--------------------------------------------------------------------------------------------------------
                                                      Three months ended            Six months ended

                                                    June 30,       June 30,        June 30,   June 30,
                                                      2001           2000            2001       2000
--------------------------------------------------------------------------------------------------------
                                                                  (restated,                 (restated,
                                                                  see note 1)                see note 1)
Revenue
Racetrack
  Gross wagering                                    $ 84,163       $ 76,402        $276,489     $241,212
  Non-wagering                                        14,867         12,374          37,456       30,332
Real estate
  Sale of real estate                                  9,994          8,269          36,145        8,269
  Rental and other                                     4,168          5,299           7,628        8,999
--------------------------------------------------------------------------------------------------------
                                                     113,192        102,344         357,718      288,812
--------------------------------------------------------------------------------------------------------
Costs and expenses
Racetrack
  Purses, awards and other                            51,476         48,516         173,708      154,242
  Operating costs                                     35,285         29,435          86,261       75,944
  General and administrative                           7,268          3,759          15,230        7,077
Real estate
  Cost of real estate sold                             5,000          5,914          19,093        5,914
  Operating costs                                      2,728          4,178           5,416        7,160
  General and administrative                             302            240             547          468
Predevelopment and other costs                           114          1,170           1,822        2,441
Depreciation and amortization                          6,630          4,685          11,984        9,952
Interest expense (income), net                           678            (44)          2,078          (35)
--------------------------------------------------------------------------------------------------------
                                                     109,481         97,853         316,139      263,163
--------------------------------------------------------------------------------------------------------
Income before income taxes                             3,711          4,491          41,579       25,649
Income tax provision                                   1,474          1,739          16,874       10,917
--------------------------------------------------------------------------------------------------------
Net income                                             2,237          2,752          24,705       14,732
Other comprehensive income
  Foreign currency translation adjustment                102          1,479           8,956        6,329
--------------------------------------------------------------------------------------------------------
Comprehensive income                                $  2,135       $  1,273        $ 15,749     $  8,403
========================================================================================================

Earnings per share of Class A Subordinate Voting
  Stock, Class B Stock or Exchangeable Shares:
      Basic                                            $0.03          $0.03           $0.30        $0.18
      Diluted                                          $0.03          $0.03           $0.30        $0.18
========================================================================================================

Average number of shares of Class A Subordinate
  Voting Stock, Class B Stock and Exchangeable
  Shares outstanding during the period [in
  thousands]:
      Basic                                           83,566         80,466          82,027       80,377
      Diluted                                         83,788         80,466          82,249       80,377
========================================================================================================

MAGNA ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------------------------------------------------------------
[Unaudited]
[U.S. dollars in thousands]
----------------------------------------------------------------------------------------------------------------------------
                                                                 Three months ended                   Six months ended

                                                              June 30,          June 30,          June 30,          June 30,
                                                                2001              2000              2001              2000
----------------------------------------------------------------------------------------------------------------------------
Cash provided from (used for):

OPERATING ACTIVITIES
Net income                                                    $  2,237           $ 2,752          $ 24,705          $ 14,732
Items not involving current cash flows                          (1,826)            2,304           (11,333)            7,302
----------------------------------------------------------------------------------------------------------------------------
                                                                   411             5,056            13,372            22,034
Changes in non-cash items related to operations                  1,599            (2,671)           10,313           (25,875)
----------------------------------------------------------------------------------------------------------------------------
                                                                 2,010             2,385            23,685            (3,841)
----------------------------------------------------------------------------------------------------------------------------
INVESTMENT ACTIVITIES
Acquisition of business, net of cash                           (21,035)                -           (21,035)                -
Real estate property and fixed asset additions                 (12,179)           (6,381)          (16,383)           (8,767)
Proceeds on disposal of real estate                             26,127             8,269            32,905             8,269
Other asset disposals                                              289             1,049               164             1,749
Proceeds on real estate sold to Magna                                -             6,147                 -             6,147
----------------------------------------------------------------------------------------------------------------------------
                                                                (6,798)            9,084            (4,349)            7,398
----------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
Increase (decrease) in bank indebtedness                             -             1,498            (7,609)           (2,056)
(Repayment of) increase in long-term debt                       (1,215)           (2,857)            8,661            (6,767)
Contributed capital                                                  -             1,352                 -             1,352
Issuance of share capital                                          403                 -               443                 -
----------------------------------------------------------------------------------------------------------------------------
                                                                  (812)               (7)            1,495            (7,471)
----------------------------------------------------------------------------------------------------------------------------
Effect of exchange rate changes on cash
  and cash equivalents                                            (747)               14            (1,625)              (55)
----------------------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash and cash
  equivalents during the period                                 (6,347)           11,476            19,206            (3,969)
Cash and cash equivalents, beginning of period                  57,529            35,215            31,976            50,660
----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of period                      $ 51,182           $46,691          $ 51,182          $ 46,691
============================================================================================================================

MAGNA ENTERTAINMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------------------------------------------------
[Unaudited]
[U.S. dollars in thousands]
------------------------------------------------------------------------------------------------------------------------
                                                                                         June 30,           December 31,
                                                                                           2001                 2000
------------------------------------------------------------------------------------------------------------------------
                                                      ASSETS
------------------------------------------------------------------------------------------------------------------------
Current assets:
   Cash and cash equivalents                                                             $ 51,182               $ 31,976
   Restricted cash                                                                          7,189                 13,461
   Accounts receivable                                                                     31,618                 33,399
   Prepaid expenses and other                                                              10,195                  7,984
------------------------------------------------------------------------------------------------------------------------
                                                                                          100,184                 86,820
------------------------------------------------------------------------------------------------------------------------
Real estate properties and fixed assets, net                                              568,649                568,265
------------------------------------------------------------------------------------------------------------------------
Other assets, net                                                                         175,619                117,561
------------------------------------------------------------------------------------------------------------------------
Future tax assets                                                                           6,943                  8,393
------------------------------------------------------------------------------------------------------------------------
                                                                                         $851,395               $781,039
========================================================================================================================
                                        LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------------
Current liabilities:
   Bank indebtedness                                                                     $      -               $  7,609
   Accounts payable and other liabilities                                                  57,732                 64,847
   Income taxes payable                                                                    16,231                  1,111
   Long-term debt due within one year                                                      23,053                 12,754
------------------------------------------------------------------------------------------------------------------------
                                                                                           97,016                 86,321
------------------------------------------------------------------------------------------------------------------------
Long-term debt                                                                             74,034                 63,343
------------------------------------------------------------------------------------------------------------------------
Other long-term liabilities                                                                   300                    234
------------------------------------------------------------------------------------------------------------------------
Future tax liabilities                                                                    108,815                 89,353
------------------------------------------------------------------------------------------------------------------------
Shareholders' equity:
Capital stock issued and outstanding -
   Class A Subordinate Voting Stock                                                       119,635                100,770
   Exchangeable Shares                                                                     52,765                 57,937
   Class B Stock                                                                          394,094                394,094
Contributed surplus                                                                         1,352                  1,352
Retained earnings (deficit)                                                                22,715                 (1,990)
Accumulated comprehensive loss                                                            (19,331)               (10,375)
------------------------------------------------------------------------------------------------------------------------
                                                                                          571,230                541,788
------------------------------------------------------------------------------------------------------------------------
                                                                                         $851,395               $781,039
========================================================================================================================

                           MAGNA ENTERTAINMENT CORP.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. Summary of significant accounting policies

Basis of presentation
---------------------

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from estimates. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2001 are not necessarily indicative of the results that may be expected for the year ended December 31, 2001. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 2000.

As a result of the seasonal nature of our racetrack business, racetrack revenues and operating results for any quarter will not be indicative of the revenues and operating results for the year. The accompanying consolidated statement of operations and comprehensive income for the six months ended June 30th, reflect a disproportionate share of annual net earnings as the Company normally earns a substantial portion of its net earnings in the first quarter of each year.

Effective October 1, 2000, the Company changed its method of accounting for revenue recognition in accordance with Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements and guidance provided by EITF 99-19 Recording Revenue Gross as a Principal versus Net as an Agent. Previously the Company recorded its wagering revenue net of "purses, stakes and awards" and "pari-mutuel wagering taxes". Under the new accounting method adopted during the fourth quarter of 2000, the Company now recognizes revenue gross of "Purses, stakes and awards" and "pari-mutuel wagering taxes". The costs relating to these amounts are shown as "Purses, awards and other" in the accompanying consolidated statement of operations and comprehensive income. In accordance with SAB 101 guidance, all prior period income statements have been retroactively reclassified to comply with the new accounting method.

2. Business Acquisition

On April 5, 2001, the Company completed the acquisition of Ladbroke Racing Pennsylvania Inc. and Sport Broadcasting, Inc. (collectively the "Ladbroke Companies") for a total purchase price, including cash acquired of $7.0 million and transaction costs, of $54.5 million. The total purchase price was satisfied by cash payments of $28 million, the issuance of two promissory notes totalling $13.25 million which bear interest at 6% with the first note in the amount of $6,625,000 maturing on the first anniversary of the closing date and the second note in the amount of $6,625,000 maturing on the second anniversary of the closing date and by the issuance of 3,178,297 shares of Class A Subordinate Voting Stock. The Ladbroke Companies include account wagering operations, the Meadows harness track, four off-track betting facilities and an 18.3% interest in The Racing Network.

The purchase price, which may be adjusted further, has been allocated to the assets and liabilities acquired as follows (in thousands):


Non-cash working capital                                          $ (6,514)
Real estate properties and fixed assets                             19,947
Other assets                                                        61,550
Deferred income taxes                                              (27,448)
                                                                  --------
Net assets acquired and total
  purchase price, net of cash acquired                            $ 47,535
                                                                  ========

The purchase consideration for this acquisition is as follows:

Cash                                                              $ 21,035
Issuance of shares of Class A Subordinate Voting Stock              13,250
Issuance of two promissory notes                                    13,250
                                                                  --------
                                                                  $ 47,535
                                                                  ========

Pro-Forma Impact

If the acquisition of the Ladbroke Companies had occurred on January 1, 2000, the Company's unaudited pro-forma results would have been:


                                     For the six months      For the six months
                                     ended June 30, 2001     ended June 30, 2000


Revenues                                  $379,592                $330,676
Expenses                                   335,485                 301,698
                                          --------                --------
Income before income taxes                  44,107                  28,978
                                          ========                ========
Net income                                  25,718                  15,968
                                          ========                ========
Net income per share
(basic and diluted)                       $   0.31                $   0.19
                                          ========                ========

3. Capital Stock

Changes in Class A Subordinate Voting Stock, Class B Stock and Exchangeable Shares for the six months ended June 30, 2001 are shown in the following table (number of shares and stated value in the following table have been rounded to the nearest thousand):

                                        Class A Subordinate                  Exchangeable
                                           Voting Share                         Shares                        Class B Stock
                                   ---------------------------     -----------------------------      ----------------------------
                                      Number of      Stated            Number of       Stated             Number of      Stated
                                       Shares        Value              Shares         Value               Shares        Value
-------------------------------------------------------------------------------------------------------------------------------
                                                       $                                 $                                 $
Issued and outstanding at
  December 31, 2000                     14,192      100,770              7,807         57,937              58,466       394,094
Issued on exercise of stock
  options                                    9           40                  -              -                   -             -
Conversion of Exchangeable
  Shares to Class A
  Subordinate Voting Stock                  71          527                (71)          (527)                  -             -
-------------------------------------------------------------------------------------------------------------------------------
Issued and outstanding at
  March 31, 2001                        14,272      101,337              7,736         57,410              58,466       394,094
Issued on acquisition of the
  Ladbroke Companies on
  April 5, 2001                          3,178       13,250                  -              -                   -             -
Issued under the Plan                       63          403                  -              -                   -             -
Conversion of Exchangeable
  Shares to Class A
  Subordinate Voting Stock                 626        4,645               (626)        (4,645)                  -             -
-------------------------------------------------------------------------------------------------------------------------------
Issued and outstanding at
  June 30, 2001                         18,139      119,635              7,110         52,765              58,466       394,094
-------------------------------------------------------------------------------------------------------------------------------

The Company has a Long-term Incentive Plan (the "Plan") (adopted in 2000) which allows for the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, bonus stock and performance shares to directors, officers, employees, consultants, independent contractors and agents. A maximum of 8.0 million shares could be issued under the Plan, of which
6.5 million are available for issuance pursuant to stock options and tandem stock appreciation rights and 1.5 million are available for issuance pursuant to any other type of award under the Plan. During the six months ended June 30, 2001, 63,094 shares were issued under the Plan.

The Company grants stock options to certain directors, officers and key employees to purchase shares of the Company's Class A Subordinate Voting Stock. The majority of the stock options give the grantee the right to purchase Class A Subordinate Voting Stock of the Company at a price no less than the fair market value of such stock at the date of grant. Generally, stock options under the Plan vest over a period of two to six years from the date of grant at rates of 1/7th to 1/3rd per year and expire on or before the tenth anniversary of the date of grant, subject to earlier cancellation in the events specified in the stock option agreements entered into by the Company with each recipient of options.

During the six months ended June 30, 2001, 1,020,000 stock options were issued, 8,333 stock options were exercised and 100,000 stock options were revoked. At June 30, 2001, there were 4,733,333 options outstanding that were all granted during 2000 and 2001. The exercise price of the stock options outstanding at June 30, 2001 ranged from $3.91 to $7.00 with an average exercise price of $4.96.

There were 1,437,000 options exercisable at June 30, 2001 with an average exercise price of $6.41.

The Company has adopted the disclosure requirement provision of SFAS No. 123 in accounting for stock based compensation issued to employees. The fair value of the Company's options was estimated utilizing prescribed valuation models and assumptions as of each grant date. Based on the results of such estimates, management determined that there was no material effect on net income or earnings per share for the six month period ended June 30, 2001.


4. Earnings Per Share

The following is a reconciliation of the numerator and denominator of the basic and diluted per share computations (in thousands except per share amounts):

                                                  Three months ended June 30,                  Six months ended June 30,
                                                2001                      2000              2001                      2000
---------------------------------------------------------------------------------------------------------------------------
Net Income                                    $ 2,237                   $ 2,752           $24,705                   $14,732
---------------------------------------------------------------------------------------------------------------------------
                                               Basic       Diluted      Basic &            Basic       Diluted      Basic &
                                                                        Diluted                                     Diluted
Weighted Average
Shares Outstanding:
  Class A Subordinate Voting Stock             17,676       17,898       10,518            15,964       16,186        6,943
  Class B Stock                                58,466       58,466       58,466            58,466       58,466       60,484
  Exchangeable Shares                           7,424        7,424       11,482             7,597        7,597       12,950
---------------------------------------------------------------------------------------------------------------------------
                                               83,566       83,788       80,466            82,027       82,249       80,377
---------------------------------------------------------------------------------------------------------------------------
Earnings Per Share                              $0.03      $  0.03        $0.03             $0.30      $  0.30        $0.18
---------------------------------------------------------------------------------------------------------------------------

5. Segment Information

The Company's reportable segments reflect the Company's significant operating activities that are evaluated separately by management. The Company has two reportable segments: racetrack operations and real estate and other operations.

The accounting policies of the segments are the same as those described in the "Significant Accounting Policies" section in the Company's annual report on Form 10-K for the year ended December 31, 2000.

The following summary presents key information by operating segment (in thousands):


                                              Three months ended June 30, 2001
                                                                       Racetrack            Real Estate &
                                                                       Operations         Other Operations        Total
----------------------------------------------------------------------------------------------------------------------------
Revenue                                                             $       99,030         $      14,162      $      113,192
----------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                   $       (2,205)        $       5,916      $        3,711
----------------------------------------------------------------------------------------------------------------------------
Real estate properties and fixed asset
  additions, net                                                    $        8,082         $       4,097      $       12,179
----------------------------------------------------------------------------------------------------------------------------


                                              Three months ended June 30, 2000
                                                                       Racetrack            Real Estate &
                                                                       Operations         Other Operations        Total
----------------------------------------------------------------------------------------------------------------------------
Revenue                                                             $       88,776        $      13,568       $      102,344
----------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                          $        2,000        $       2,491       $        4,491
----------------------------------------------------------------------------------------------------------------------------
Real estate properties and fixed asset
  additions (disposals), net                                        $        3,634        $      (9,314)      $       (5,680)
----------------------------------------------------------------------------------------------------------------------------


                                                  Six months ended June 30, 2001
                                                                       Racetrack            Real Estate &
                                                                       Operations         Other Operations        Total
---------------------------------------------------------------------------------------------------------------------------
Revenue                                                             $      313,945        $      43,773      $      357,718
---------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                          $       23,670        $      17,909      $       41,579
---------------------------------------------------------------------------------------------------------------------------
Real estate properties and fixed asset
  additions, net                                                    $        9,002        $       7,381      $       16,383
---------------------------------------------------------------------------------------------------------------------------

                                               Six months ended June 30, 2000
                                                                       Racetrack            Real Estate &
                                                                       Operations         Other Operations        Total
----------------------------------------------------------------------------------------------------------------------------
Revenue                                                             $      271,544        $      17,268       $      288,812
----------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                          $       23,499        $       2,150       $       25,649
----------------------------------------------------------------------------------------------------------------------------
Real estate properties and fixed asset
  additions (disposals), net                                        $        5,198        $      (8,492)      $       (3,294)
----------------------------------------------------------------------------------------------------------------------------


6.  Subsequent Events

On July 5, 2001, the Company announced that it had signed agreements to operate Portland Meadows Thoroughbred Racetrack and to acquire the operations of Multnomah Greyhound Park, both of which are located in Portland, Oregon. Both agreements are subject to various regulatory and other approvals.